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                                   EXHIBIT 21
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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent

Harrodsburg First Financial Bancorp, Inc.

                                                   Percentage           State of
Subsidiaries                                         Owned              Incorporation
------------                                         -----              -------------

First Federal Savings Bank of Harrodsburg (a)      100%                 United States

Harrodsburg Savings and Loan                       100%                 Kentucky
  Service Corporation (a)


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(a)      The  operations  of this  subsidiary  are included in the  consolidated
         financial   statements   contained   in  the  1996  Annual   Report  to
         Stockholders incorporated herein by reference.